Exhibit 10.1

December 11, 2025

Climb Bio, Inc.

20 William Street, Suite 145

Wellesley Hills, MA 02481

Re:	Section 3(a)(9) Exchange Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) confirms the agreement of Climb Bio, Inc., a Delaware corporation (the “Company”), and the holders of the Common Stock (as defined below) listed on Schedule I attached hereto (the “Stockholders”), which Stockholders are affiliated with RA Capital Management, L.P. (“RA Capital”), to exchange an aggregate number of shares set forth on Schedule I attached hereto (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), beneficially owned by the Stockholders, in consideration for one or more pre-funded warrants (each, a “Warrant”) in the form attached hereto as Exhibit A, to purchase an equivalent number of shares of Common Stock (the “Warrant Shares”) in the aggregate as the number of Shares exchanged, on the terms specified below.

In consideration of the foregoing, the Company, RA Capital and the Stockholders agree as follows:

(1) No later than the close of business on the first day after the date hereof on which The Nasdaq Stock Market is open for trading (a “Trading Day”), or such other date as mutually agreed upon by the Company and RA Capital (the “Closing Date”), and subject to the satisfaction or waiver of the conditions set forth herein, the Stockholders shall exchange the Shares for the Warrants (the “Exchange”). The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). On or prior to the Closing Date or any Additional Closing Date (as defined below), as applicable: (a) the Stockholders shall jointly and irrevocably instruct their broker to transfer the Shares through the Deposit Withdrawal at Custodian (“DWAC”) system to Equinity Trust Company, LLC (the “Transfer Agent”); (b) the Company and the Stockholders shall jointly and irrevocably instruct the Transfer Agent to take such Shares and register them in the name of the Company; and (c) the Company shall issue and deliver to the Stockholders the Warrants, in the amounts and in the names set forth on Schedule I attached hereto, and shall instruct the Transfer Agent to reserve the number of Warrant Shares, issuable upon the exercise of the Warrants.

(2) The Company represents and warrants to each Stockholder on the date hereof, as of the Closing Date and as of any Additional Closing Date, as applicable, as follows:

(a)

Neither the Company nor any of its Affiliates (as defined below) nor any person acting on behalf of or for the benefit of any of the foregoing has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of the Stockholders and RA Capital contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(b)

It has the requisite corporate power and authority to enter into this Agreement and to consummate the Exchange, and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

(c)

It has or will reserve as of the Closing Date, a sufficient number of shares of Common Stock as may be necessary to fully permit the exercise of the Warrants as of the date of issuance and the issuance of the Warrant Shares, without regard to any adjustment provisions or beneficial ownership limits set forth in the Warrant.

(3) Each Stockholder, as to itself only, represents and warrants to the Company as of the date hereof, as of the Closing Date and as of any Additional Closing Date, as applicable, as follows:

(a)

It has the requisite power and authority to enter into this Agreement and consummate the Exchange and such transactions will not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to such Stockholder.

(b)

It is the record and beneficial owner of, and has valid and marketable title to, the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Shares to any person, (ii) restricting its right to surrender and exchange such Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Shares, and the Stockholders have received no additional consideration for the Shares other than the Warrants.

(c)

Neither it nor any of its Affiliates (including RA Capital) nor any person acting on behalf of or for the benefit of any of the foregoing has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

(4) RA Capital represents and warrants to the Company as of the date hereof, as of the Closing Date and as of any Additional Closing Date, as applicable, that it has the requisite power and authority to enter into this Agreement and such transactions will not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to RA Capital.

(5) RA Capital, each Stockholder and each other account or fund managed by or affiliated with RA Capital (collectively, the “Stockholder Parties”) further agree to, and to cause each Stockholder Party controlled by it to (provided that, for clarity, the applicable Stockholders shall use commercially reasonable efforts to cause Sera Medicines LLC “Sera”) to):

(a)

Cause all of the voting securities of the Company that are beneficially owned by it to be voted with respect to any action, proposal or matter to be voted on by the stockholders of the Company, in proportion to and accordance with the vote of

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all stockholders of the Company (but excluding, for this purpose, all voting securities beneficially owned by any Stockholder Party, including for clarity Sera); provided that this paragraph 5(a) will only apply to voting securities beneficially owned collectively by such parties in excess of 33.0% of the total voting power of the outstanding capital stock of the Company.

(b)

With respect to any matter that any Stockholder Party is required to vote on in accordance with paragraph 5(a), to (i) cause each voting security owned by it or over which it has voting control to be voted at all meetings of stockholders of the Company, either by delivering a proxy or by having a designated proxy present at the meeting, (ii) deliver a proxy the Company no later than three Trading Days prior to the date of such meeting and (iii) take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this paragraph 5.

(c)

Be present in person or represented by proxy at all meetings of stockholders of the Company to the extent necessary so that all voting securities of the Company as to which it is entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

(6) Following the date of this Agreement, one or more of the Stockholder Parties may exchange (each, an “Additional Exchange”) additional Shares (the “Additional Shares”) held by it or any of its Affiliates (including the Stockholder Parties) (the “Additional Stockholders”), for Warrants, pursuant to the terms and conditions of this Agreement, on written notice to the Company and subject to the Company’s written consent (each, a “Consent”). For purposes of any Additional Exchange, the closing date shall be the close of business on the first Trading Day after the date of such Consent, or such other date as mutually agreed upon by the Company and such Stockholder Party (each, an “Additional Closing Date”). Prior to such Additional Closing Date, Schedule I of this Agreement shall be amended to reflect the Additional Shares exchanged and any Additional Stockholders, as applicable; and any Additional Exchange shall be on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, on and as of the applicable Additional Closing Date. Any “Additional Stockholder” that is not a party to this Agreement shall be deemed to be a Stockholder for all purposes under this Agreement, without the consent of joinder of such Additional Stockholder. For purposes of this Agreement, an “Affiliate” of a person shall mean any other person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person; provided that for the purposes of this Agreement, the Company or its subsidiaries shall be deemed to not be an Affiliate of RA Capital.

(7) This Agreement, and any action or proceeding arising out of or relating to this Agreement, shall be exclusively governed by the laws of the State of New York.

(8) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect. In such an event, RA Capital and the Company shall endeavor in good faith negotiations to modify this Agreement so as to affect the original intent of the parties as closely as possible.

(9) This Agreement supersedes all prior agreements, written or oral, between the parties relating to the subject matter of this Agreement. Except as set forth in paragraph 6, this Agreement may not be amended, modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the Company and RA Capital.

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(10) This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns. None of the parties may assign or otherwise transfer this Agreement or any rights or obligations hereunder, in whole or in part, whether voluntarily or by operation of law without the prior written consent of the Company and RA Capital.

(11) All notices and communications under this Agreement shall be in writing and effective only upon receipt; and shall be delivered, mailed or sent, if to the Company, to Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, MA 02481, Attention: Chief Executive Officer, and, if to RA Capital or the Stockholders, to 200 Berkeley Street, 18th Floor, Boston, MA 02116, Attention: General Counsel.

(12) This Agreement may be executed in two or more counterparts each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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Please sign to acknowledge agreement with the above terms and return to the undersigned.

RA Capital Management, L.P.

/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Managing Partner

Stockholder:

RA Capital Healthcare Fund, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its: General Partner

/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Signature Page to Warrant Exchange Agreement

Acknowledged and agreed to:

Climb Bio, Inc.

By:	/s/ Aoife Brennan
Name:	Aoife Brennan, M.B., Ch.B.
Title:	President and Chief Executive Officer

Signature Page to Warrant Exchange Agreement

SCHEDULE I

Stockholder	Shares of Common Stock to be Exchanged	Warrant Shares
RA Capital Healthcare Fund, L.P.	20,440,000	20,440,000
Total	20,440,000	20,440,000

EXHIBIT A

FORM OF PRE-FUNDED WARRANT